                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       PHILADELPHIA SUBURBAN CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                       PHILADELPHIA SUBURBAN CORPORATION
                            762 W. Lancaster Avenue
                         Bryn Mawr, Pennsylvania 19010


                             ---------------------
                   Notice of Annual Meeting of Shareholders
                            To Be Held May 21, 1998
                             ---------------------
TO THE SHAREHOLDERS OF
PHILADELPHIA SUBURBAN CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of PHILADELPHIA SUBURBAN CORPORATION will be held at the Company's principal offices, 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, at 10:00 A.M., local time, on Thursday, May 21, 1998, for the following purposes:

       1. To elect three directors;

       2. To approve adoption by the Board of Directors of the Philadelphia Suburban Corporation 1994 Equity Compensation Plan, as amended and restated; and

       3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 23, 1998 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.


                                        By order of the Board of Directors,




                                        PATRICIA M. MYCEK
                                        Secretary

April 7, 1998

------------------------------------------------------------------------------
REGARDLESS OF WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

                       PHILADELPHIA SUBURBAN CORPORATION
                            762 W. Lancaster Avenue
                         Bryn Mawr, Pennsylvania 19010

                                PROXY STATEMENT
                            ---------------------
     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Philadelphia Suburban Corporation (the "Company") to be used at the Annual Meeting of Shareholders to be held May 21, 1998 and at any adjournments thereof. This proxy statement and the enclosed proxy are being mailed to shareholders on or about April 7, 1998.

     The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained the firm of Corporate Investor Communications, Inc., to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee to Corporate Investor Communications, Inc. for normal proxy solicitation is $4,000 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may also solicit proxies, although no additional compensation will be paid by the Company for such efforts.

     The Annual Report to Shareholders for the year ended December 31, 1997, including financial statements and other information with respect to the Company and its subsidiaries, was mailed with this proxy statement by combined first class bulk mailing to shareholders of record as of March 23, 1998. Additional copies of the Annual Report may be obtained by writing to the Company. KPMG Peat Marwick, the Company's independent certified public accountants, has been selected by the Board of Directors to continue in such capacity for the current year. Representatives of that firm are expected to be present at the meeting and will be available to respond to appropriate questions.


                            PURPOSES OF THE MEETING


     As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to elect three directors to hold office as provided by law and the Company's Bylaws. The shareholders will also be requested to approve the adoption by the Board of Directors of the Philadelphia Suburban Corporation 1994 Equity Compensation Plan, as amended and restated.


                             VOTING AT THE MEETING


     Holders of shares of the Company's Common Stock of record at the close of business on March 23, 1998 are entitled to vote at the meeting. As of that date, there were 27,519,726 shares of Common Stock outstanding and entitled to be voted at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder's name.

     The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. Directors are to be elected by a plurality of the votes cast at the meeting. The affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required to approve Proposal No. 2 or to take action with respect to any other matter that may properly be brought before the meeting. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting. The shares of Common Stock represented by each properly executed proxy card will be voted at the meeting in accordance with each shareholder's direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified for Proposal No. 2, but not for election of directors. Abstentions will be considered present and entitled to vote at the meeting, but will not be considered a vote cast on Proposal No. 2 and, therefore, will have no effect on the vote on such Proposal. Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors, but not with respect to Proposal No. 2. Such shares which are not voted by brokers will be considered present and entitled to vote at the meeting, but will not be considered a vote cast on Proposal No. 2 and, therefore, will have no effect on the vote on such Proposal.

     Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted by executing a proxy bearing a later date, which is voted at the meeting, or by attending the meeting and voting in person.

     YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

     Employees will not receive a separate proxy for shares owned (subject to vesting) under the Company's Thrift Plan or the Philadelphia Suburban Water Company Personal Savings Plan, as the trustee for these Plans will vote the shares of Common Stock held thereunder.

                               (Proposal No. 1)

                             ELECTION OF DIRECTORS


Voting on Proposal No. 1

     The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation or removal. Upon the recommendation of the Nominating Committee of the Board of Directors (the "Nominating Committee"), the Board of Directors, at its February 3, 1998 meeting nominated Mary C. Carroll, Richard H. Glanton, Esq. and Richard
L. Smoot for election to this class of directors at the 1998 Annual Meeting (Mrs. Carroll and Messrs. Glanton and Smoot are current directors whose terms expire at the 1998 Annual Meeting.)

     Upon recommendation of the Nominating Committee, the Board of Directors at its February 3, 1998 meeting approved the retention of John H. Austin, Jr. and John W. Boyer, Jr. until the end of 1998 even though Mr. Austin and Mr. Boyer will reach the Board's mandatory retirement age of 70 during 1998. The Board retained the discretion to further extend or shorten the retention of Mr. Austin and Mr. Boyer in accordance with the best interests of the Company.

     Therefore, three directors, Mrs. Carroll and Messrs. Glanton and Smoot, are to be elected by a plurality of the votes cast at the Annual Meeting and seven directors will continue to serve in accordance with their prior election. At the meeting, proxies in the accompanying form, properly executed, will be voted for the election of the three nominees listed below, unless authority to do so has been withheld in the manner specified in the instruction on the proxy card. Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his or her willingness to serve and the Company believes that all of the nominees will be available to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF MRS. CARROLL AND MESSRS. GLANTON AND SMOOT AS DIRECTORS.

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held six meetings in 1997. The Company's Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation and Employee Benefits, Nominating, and Pension Committees. Each incumbent director, except for Mr. Hirsig (who was required to be out of the country and missed 2 meetings), for the period served in 1997, attended at least 75% of the aggregate of all meetings of the Board and the Committees on which he or she served.

     Executive Committee. The Company's Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with certain exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee met twice in 1997. The Executive Committee currently has six members, and the Chairman of the Company serves as Chairman of the Executive Committee.

     Audit Committee. The Audit Committee is composed of four directors who are not officers of the Company or any of its subsidiaries. It meets periodically with the Company's financial officers and independent certified public accountants to review the scope of auditing procedures and the policies relating to the Company's accounting procedures and controls. The Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee held two meetings in 1997.

     Executive Compensation and Employee Benefits Committee. The Executive Compensation and Employee Benefits Committee is composed of three members of the Board who are not officers of the Company or any of its subsidiaries. The Executive Compensation and Employee Benefits Committee has the power to administer the Company's 1988 Stock Option Plan and to administer and make awards of stock options, dividend equivalents and restricted stock under the Company's 1994 Equity Compensation Plan. In addition, the Executive Compensation and Employee Benefits Committee reviews the recommendations of the Company's Chief Executive Officer as to appropriate compensation of the Company's officers (other than the Chief Executive Officer) and key personnel and recommends to the Board the compensation of such officers and the Company's Chief Executive Officer for the ensuing year. The Executive Compensation and Employee Benefits Committee held three meetings in 1997.

     Nominating Committee. The Nominating Committee reviews and makes recommendations to the Board of Directors with respect to candidates for director of the Company. The Nominating Committee has three members and held one meeting during 1997. It is the present policy of the Nominating Committee to consider nominees who are recommended by shareholders as additional members of the Board or to fill vacancies on the Board. Shareholders desiring to submit the names of, and any pertinent data with respect to, such nominees should send this information in writing to the Chairman of the Nominating Committee in care of the Company. See "Requirements for Advance Notification of Nominations."

     Pension Committee. The Pension Committee serves as the Plan Administrator for the Company's qualified benefit plans. The Committee reviews and recommends to the Board any actions to be taken by the Board in the discharge of the Board's fiduciary responsibilities under the Company's qualified benefit plans and meets periodically with the Company's financial, legal, actuarial, and investment advisors. The Committee consists of four members and met four times in 1997.

     The current members of the Committees of the Board of Directors are as follows:



                            Executive Compensation and
Executive Committee         Employee Benefits Committee     Audit Committee
-------------------------   -----------------------------   ------------------------
Nicholas DeBenedictis*      John F. McCaughan*              John H. Austin, Jr.*
John H. Austin, Jr.         G. Fred DiBona, Jr.             John W. Boyer, Jr.
John W. Boyer, Jr.          Alan R. Hirsig                  Richard H. Glanton, Esq
G. Fred DiBona, Jr.                                         Harvey J. Wilson
Richard H. Glanton, Esq.
John F. McCaughan


Pension Committee           Nominating Committee
----------------------      ----------------------
John W. Boyer, Jr.*         G. Fred DiBona, Jr.*
John H. Austin, Jr.         Mary C. Carroll
Mary C. Carroll             Nicholas DeBenedictis
Nicholas DeBenedictis

------------
*Chairman


REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

     Nominations for election of directors may be made at the Annual Meeting by any shareholder entitled to vote for the election of directors, provided that written notice (the "Notice") of the shareholder's intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the Annual Meeting in accordance with provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws.

     Section 4.13 of the Company's Bylaws requires the Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the Securities and Exchange Commission ("SEC"). The Notice must contain or be accompanied by the following information:

       (1) the name and residence of the shareholder who intends to make the nomination;

       (2) a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

       (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

       (4) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

       (5) the consent of each nominee to serve as a director of the Company if so elected.

     Pursuant to the above requirements, appropriate Notices in respect of nominations for directors must be received by the Secretary of the Company no later than May 7, 1998.


INFORMATION REGARDING NOMINEES AND DIRECTORS

     For the three nominees for election as directors at the 1998 Annual Meeting and the seven directors in the classes of directors whose terms of office expire either at the 1999 Annual Meeting or the 2000 Annual Meeting, there follows information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, and certain directorships of public companies and other organizations held by each.


--------------------------------------------------------------------------------
                    NOMINEES FOR ELECTION AT ANNUAL MEETING
--------------------------------------------------------------------------------

Mary C. Carroll ..................   Ms. Carroll is a consultant, a community volunteer and an advisor to nonprofit
Bryn Mawr, PA                        corporations, businesses and government agencies. Presently, she serves as
Director since 1981                  Chair of the National Parks Mid-Atlantic Council. She is Vice Chair of Ft. Mif-
                                     flin on the Delaware and is a founder, director or trustee of various civic and charitable organizations, including the Metropolitan YMCA, the Urban Affairs
                                     Coalition, Philadelphia Hospitality, Inc., International House, and Preservation
                                     Action. Age: 57.

Richard H. Glanton, Esq. .........   Mr. Glanton has been a partner in the law firm of Reed Smith Shaw & McClay
Philadelphia, PA                     in Philadelphia since 1986. Mr. Glanton is a director of General Accident Insur-
Director since 1995                  ance Company of North America, PECO Energy Company, Wackenhut Correc-
                                     tions Corporation, the Greater Philadelphia Chamber of Commerce, the Phila-
                                     delphia Industrial Development Corporation and the Allegheny University of
                                     Health Sciences. Age: 51

Richard L. Smoot .........   Mr. Smoot has served as President and Chief Executive Officer of PNC Bank in
Radnor, PA                   Philadelphia and Southern New Jersey, and its predecessor, Provident National
Director since 1997          Bank, since 1991. Prior to becoming President, he served as Executive Vice
                             President responsible for Operations and Data Processing for PNC Bank Corp.
                             Before joining PNC Bank in 1987, Mr. Smoot spent 10 years as First Vice
                             President and Chief Operating Officer of the Federal Reserve Bank of Philadel-
                             phia. Mr. Smoot is a director of P.H. Glatfelter Company and Southco Inc. He also serves as Chairman of the Board of Directors of Greater Philadelphia First
                             and the Philadelphia Award and is a director of the Philadelphia Orchestra, the
                             Settlement Music School, the Philadelphia Urban Affairs Coalition and Widener
                             University. Age: 57.

--------------------------------------------------------------------------------
           DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 1999
--------------------------------------------------------------------------------

John W. Boyer, Jr. ............   Mr. Boyer retired as Chairman of Philadelphia Suburban Corporation on
St. Davids, PA                    May 20, 1993, having served in that capacity since the restructuring of the
Director since 1981               Company on July 1, 1981. Mr. Boyer also served as the Company's Chief
                                  Executive Officer from July 1, 1981 to July 1, 1992. Mr. Boyer is a director of
                                  BetzDearborn, Inc., Salient 3 Communications, Inc. and The Rittenhouse Trust
                                  Company. Age: 69.

Nicholas DeBenedictis .........   Mr. DeBenedictis has served as Chairman of the Company since May 20, 1993.
Ardmore, PA                       Mr. DeBenedictis also continues to serve as the Company's Chief Executive
Director since 1992               Officer and President, the positions he has held since joining the Company in
                                  July 1992. He also serves as Chairman, Chief Executive Officer and President of the Company's principal subsidiary, Philadelphia Suburban Water Company.
                                  Between April 1989 and June 1992, he served as Senior Vice President for Cor-
                                  porate Affairs of PECO Energy Company. From December 1986 to April 1989,
                                  he served as President of the Greater Philadelphia Chamber of Commerce and
                                  from 1983 to 1986 he served as the Secretary of the Pennsylvania Department of Environmental Resources. Mr. DeBenedictis is a director of Provident Mutual
                                  Life Insurance Company, P.H. Glatfelter Company and Met-Pro Corporation
                                  and a member of the Board of Trustees of Drexel University. Age: 52.

G. Fred DiBona, Jr. .........   Mr. DiBona has served since 1990 as President and Chief Executive Officer of
Bryn Mawr, PA                   Independence Blue Cross, the Delaware Valley region's largest health insurer.
Director since 1993             He also serves as Chairman of Independence Blue Cross' subsidiaries and affili-
                                ates. Between 1987 and 1990, Mr. DiBona served as President and Chief Execu-
                                tive Officer for Pennsylvania Blue Shield's holding company, Keystone Ven-
                                tures, Inc. Mr. DiBona is also a director of Independence Blue Cross and its subsidiaries, Pennsylvania Savings Bank, Magellan Health Services, Inc., PECO
                                Energy Company, Tasty Baking Company, CorCell, Inc., Eclipsys Corporation
                                and various civic and charitable organizations. Age: 47.

--------------------------------------------------------------------------------
           DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2000
--------------------------------------------------------------------------------

John H. Austin, Jr. .........   Mr. Austin retired as President of Philadelphia Electric Company (now known
Berwyn, PA                      as PECO Energy Company), a public utility, in 1988. Mr. Austin served as
Director since 1981             President of PECO Energy Company from 1982 to 1988. He is also a director of Selas Corporation of America. Age: 69.

John F. McCaughan ...........   Since 1995, Mr. McCaughan has served as President of BetzDearborn, Inc.
Doylestown, PA                  Foundation. From 1995 to 1996, Mr. McCaughan was Chairman of Betz Labo-
Director since 1984             ratories, Inc., which provides engineered chemical treatment of water, waste-
                                water and process systems. Mr. McCaughan was Chairman and Chief Execu-
                                tive Officer of Betz Laboratories from 1982 to 1994. He is also a director of
                                BetzDearborn, Inc. and Penn Mutual Life Insurance Company. Age: 62.

Harvey J. Wilson ............   Mr. Wilson is President and CEO of Eclipsys Corporation, a healthcare infor-
Delray Beach, FL                mation systems company. Mr. Wilson was a co-founder of Shared Medical Sys-
Director since 1983             tems Corporation. He is also a director of Eclipsys Corporation and RMSC of
                                West Palm Beach. Age: 59

Alan R. Hirsig ..............   Mr. Hirsig has been President and Chief Executive Officer of ARCO Chemical
Haverford, PA                   Company since 1991. From 1984 to 1990, Mr. Hirsig was President of ARCO
Director since 1997             Chemical European Operations. Mr. Hirsig is a director of ARCO Chemical
                                Company, and BetzDearborn Inc., as well as Chairman of the Board of the
                                Chemical Manufacturers Association, a director of Greater Philadelphia First and a trustee of Bryn Mawr College, the YMCA of Philadelphia and Vicinity
                                and the Eisenhower Exchange Fellowships. He also is Chairman of the Advi-
                                sory Board of PRIME, Inc. Age: 58.

                           OWNERSHIP OF COMMON STOCK


     The following table sets forth certain information as of January 31, 1998, with respect to shares of Common Stock of the Company beneficially owned by each director, nominee for director and executive officer and by all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors and officers at the request of the Company. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the Securities and Exchange Commission ("SEC") and includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).



                                                      Sole voting            Shared voting               Total and
                                                      and/or sole            and/or shared           percent of class
                Beneficial Owner                   investment power     investment power(1)(2)        outstanding(3)
-----------------------------------------------   ------------------   ------------------------   ----------------------
John H. Austin, Jr. ...........................           3,244                     112                     3,356
John W. Boyer, Jr. ............................          94,024                      --                    94,024
Mary C. Carroll ...............................           2,867                     979                     3,846
Morrison Coulter ..............................          45,464                  14,719(4)                 60,183
Nicholas DeBenedictis .........................         203,714                  54,493(5)                258,207
G. Fred DiBona, Jr. ...........................           2,800                      --                     2,800
Richard H. Glanton, Esq. ......................           1,397                      80                     1,477
Michael P. Graham .............................          16,666                  35,206                    51,872
Alan R. Hirsig ................................           3,066                      --                     3,066
John F. McCaughan .............................           7,200                      --                     7,200
Richard R. Riegler ............................          40,529                   2,675                    43,204
Richard L. Smoot(6) ...........................              --                   1,000                     1,000
Roy H. Stahl ..................................          42,998                  27,121                    70,119
Harvey J. Wilson ..............................          14,200                      --                    14,200
All directors and executive officers as a group
 (14 persons) .................................         478,169(7)              136,385(8)                614,554(2.2%)

------------
(1) The shareholdings indicated include 1,171 shares held in the Company's Dividend Reinvestment Program.


(2) Under the Company's Thrift Plan, participants do not have any present voting power with respect to shares allocated to their accounts. Such shares have been included in this column.

(3) Percentages for each person or group are based on the aggregate of the shares of Common Stock outstanding as of February 13, 1998 (27,445,314 shares) and all shares issuable to such person or group upon the exercise of outstanding stock options exercisable within 60 days of that date. Percentage ownership of less than 1% of the class then outstanding as of February 13, 1998 has not been shown.

(4) The shareholdings indicated include 2,953 shares owned of record by Mr. Coulter's wife. Mr. Coulter disclaims beneficial ownership as to such shares.

(5) The shareholdings indicated include 841 shares owned of record by Mr. DeBenedictis' wife and 8,252 shares owned of record by Mr. DeBenedictis' son. Mr. DeBenedictis disclaims beneficial ownership as to such shares.

(6) The shares owned by Mr. Smoot were purchased on February 20, 1998. The shareholdings indicated do not include approximately 459,204 shares as to which PNC Bank, National Association, or its affiliates have sole voting power as trustee of the Philadelphia Suburban Corporation Thrift Plan and Philadelphia Suburban Water Company Personal Savings Plan for Local 473 Employees. Mr. Smoot is the President and Chief Executive Officer of PNC Bank in Philadelphia and Southern Jersey. Mr. Smoot disclaims beneficial ownership of such shares.

(7) The shareholdings indicated include 305,020 shares exercisable under the 1988 Stock Option Plan and the 1994 Equity Compensation Plan on or before April 1, 1998.

(8) The shareholdings indicated include 105,224 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children or (iii) owned by family members.

     The following table sets forth certain information as of February 13, 1998, except as otherwise indicated, with respect to the ownership of shares of Common Stock of the Company by certain beneficial owners of 5% or more of the Company's total outstanding shares.

                                                                  Percent of
                                        Amount and Nature         Outstanding
       Beneficial Owner              of Beneficial Ownership         Shares
-----------------------------   --------------------------------   ---------

Compagnie Generale des Eaux     Sole voting and dispositive          13.2%
52 Rue D'Anjou 75384            power over 3,614,533 shares (1)
Paris, France

------------
(1) Based on the Form 4 of Compagnie General des Eaux dated March 7, 1997, adjusted for the 1997 stock split in the form of a 4-for-3 stock distribution.

                           EXECUTIVE COMPENSATION


REPORT OF THE EXECUTIVE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE

OVERALL OBJECTIVES

     Philadelphia Suburban Corporation's executive compensation program is designed to motivate its senior executives to achieve the Company's goals of providing its customers with cost-effective, reliable water services and providing the Company's shareholders with a market-based return on their investment.

     Toward that end, the program:

   o Provides compensation levels that are competitive with those provided by companies with which the Company may compete for executive talent.

   o Motivates key senior executives to achieve strategic business initiatives and rewards them for their achievement.

   o Creates a strong link between stockholder and financial performance and the compensation of the Company's senior executives.

     In administering the executive compensation program, the Executive Compensation and Employee Benefits Committee (the "Committee") attempts to strike an appropriate balance among the above-mentioned objectives, each of which is discussed in greater detail below.

     At present, the executive compensation program is comprised of three components: base salary, annual cash incentive opportunities and equity incentive opportunities. In determining the relative weighting of compensation components and the target level of compensation for the Company's executives, the Committee considers compensation programs of a peer group of companies. Because of the limited number of investor-owned water utilities from which comparable compensation data is available, the Committee utilizes survey data from a composite market ("Composite Market") compiled by a nationally recognized compensation consulting firm in assessing the competitiveness of the components of the Company's compensation program. The Composite Market for the base salary and annual cash incentive elements of the program consists of 50% water utilities, 25% other utilities and 25% general industrial businesses. There are sixteen water utilities in the Composite Market, twelve of which are included in the Edward Jones Water Utility Industry Index used for the stock performance chart contained herein. Competitive compensation levels are targeted at the median of the third quartile range of compensation levels in the Composite Market, except for equity incentives, which are targeted at the 50th percentile of the compensation consulting firm's data base of general industrial organizations, including utilities, that have long-term incentive programs.


COMPENSATION COMPONENTS

Base Salary

     To ensure that its pay levels are competitive, the Company, with the assistance of its compensation consultant, regularly compares its executive compensation levels with those of other companies and sets its salary structure in line with competitive data from the Composite Market. Individual salaries are considered for adjustment annually and any adjustments are based on general movement in external salary levels, individual performance, and changes in individual duties and responsibilities.


Cash Incentive Awards


     The annual cash incentive plan is based on target incentive awards for each executive, which are stated as a percentage of their base salaries. Annual incentive awards for executive officers are calculated by a formula that multiplies the executive's target incentive percentage times a Company rating factor based on the Company's overall financial performance and an individual rating factor based on the executive's performance against established objectives. These factors can range from 0% to 125% for the Company rating factor and 0% to 150% for the individual rating factor. Each of these percentages are correlated with defined objectives and approved by the Committee each year. Regardless of the Company's financial performance, the Committee retains the authority to determine the final Company rating factor, and the actual payment and amount of any bonus is always subject to the discretion of the Committee.


Equity Incentives


     As part of its review of the total compensation package for the Company's officers, the Committee, with the assistance of a nationally-recognized compensation consulting firm, reviewed the Company's equity incentive compensation program. Given the importance of dividends to a utility investor, the consultant recommended using a combination of stock options with dividend equivalents to best link executive long-term incentives to corporate performance and shareholder interests.


     Under the terms of the Company's 1994 Equity Compensation Plan, which was approved by the shareholders at the 1994 Annual Meeting, the Committee and the Board of Directors may grant stock options, dividend equivalents and restricted stock to officers and key employees, and stock options to key consultants of the Company and its subsidiaries who are in a position to contribute materially to the successful operation of the business of the Company. The purpose of the Plan is to help align executive compensation with shareholder interests by providing the participants with a long-term equity interest in the Company. The Plan also provides a means through which the Company can attract and retain employees of significant abilities.


SUMMARY OF ACTIONS TAKEN BY THE COMMITTEE

Salary Increase


     Under the Company's salary program, the base salary budget is based on salary levels for comparable positions in the Composite Market. The projected overall annual increase is based on annual salary budget increase data reported by published surveys. Under these guidelines, actual salary increases are determined based on a combination of an assessment of the individual's performance and the individual's salary compared to the market. In the case of executive officers named in this Proxy Statement, the determination of salary levels is made by the Committee, subject to approval by the Board of Directors.

     Mr. DeBenedictis' salary for 1997 was consistent with the target level for the CEO position within the Composite Market. Mr. DeBenedictis' salary for 1998, which was approved by the Board of Directors on February 3, 1998 and effective on April 1, 1998, is consistent with published salary survey information on salary levels and projected annual salary increases for 1998 and is based on the Committee's favorable assessment of his and the Company's performance.


Annual Incentive Award


     At its February 2, 1998 meeting, the Committee determined the annual cash incentive awards to be made to the participants in the annual incentive plan. The awards were based on the Company's performance compared to its financial goal for 1997 as well as the participants' achievement of their individual objectives. The incentive awards to the Company's officers were approved by the Board of Directors on February 3, 1998. Mr. DeBenedictis' annual incentive compensation for 1997 was based on the Company's earnings and the Committee's assessment of Mr. DeBenedictis' individual performance. Mr. DeBenedictis' achievements in 1997 included increasing revenues and net income to record levels, reducing controllable operating expenses and interest costs below budget, obtaining timely and fair rate relief, increasing customer growth through acquisitions, improving return on equity and implementing other management initiatives intended to control costs, enhance customer satisfaction and increase shareholder value. It was the Committee's assessment that Mr. DeBenedictis met all his objectives and well exceeded his objectives on earnings, growth and acquisitions.


Equity Incentives


     At its March 2, 1998 meeting, the Committee approved the grant of incentive stock options and dividend equivalents under the Company's 1994 Equity Compensation Plan to its executive officers at the fair market value on the date of grant for such stock options of $22.1250. The options are exercisable in installments of one-third each year starting on the first anniversary of the date of grant and expire at the end of 10 years from the date of grant. The dividend equivalents will accumulate dividends over a period of four years. Mr. DeBenedictis received a grant of 40,000 options and dividend equivalents on March 2, 1998 at the grant price stated above. At its March 2, 1998 meeting, the Committee approved management's recommendation to reduce the performance period for the dividend equivalents granted in 1996 and 1997 by one year based on the Company's performance against the 1997 measurement criteria established by the Committee for this purpose at its March 3, 1997 meeting. The measurement criteria involve targets for earnings per share, dividends, total return to shareholders and customer growth. In addition, the Committee granted Mr. DeBenedictis 15,000 shares of restricted stock under the 1994 Equity Compensation Plan. This grant was in line with the recommendations of the Company's compensation consultant as being an appropriate means to reward Mr. DeBenedictis for his performance in increasing shareholder value and to serve as a retention incentive. Under the terms of the restricted stock grant, one-third of the shares will become free of restrictions each year starting on the first anniversary of the date of grant. Mr. DeBenedictis is entitled to receive dividends on the shares prior to their release from restrictions, but may not sell or otherwise dispose of the shares until the end of the restricted period.


     At its March 2, 1998 meeting, the Committee also reviewed management's recommendations for changes to the Company's 1994 Equity Compensation Plan. These changes include revisions to reflect changes that have occurred under Section 16(b) of the Securities Exchange Act of 1934, as amended, revisions to allow the Plan's compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended, revisions to allow for the transfer of options under certain circumstances, clarifying language on the termination of options upon a grantee's termination of employment and the removal of the limit on the number of shares available for restricted stock awards. These changes are contained in the Philadelphia Suburban Corporation 1994 Equity Compensation Plan, as amended and restated, which was approved by the Committee on March 2, 1998 and by the Board of Directors on March 3, 1998, subject to the approval of the shareholders, as set forth in Proposal No. 2 on pages 22 through 29 of this Proxy Statement.

     Section 162(m) of the Internal Revenue Code generally precludes the deduction for federal income tax purposes of more than $1 million in compensation paid to the Chief Executive Officer and the other officers named in the Summary Compensation Table in any one year, subject to certain specified exceptions. Given the nature of the stock option grants and the level of other compensation paid to the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, the deduction limitation is presently inapplicable to the Company. The Committee will address this limitation if and when it becomes applicable to the Company's compensation program.


                                        Respectfully submitted,




                                        John F. McCaughan
                                        G. Fred DiBona, Jr.
                                        Alan R. Hirsig


     The foregoing report of the Executive Compensation and Employee Benefits Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE


     The following Summary Compensation Table shows compensation paid by the Company for services rendered during the years 1997, 1996 and 1995 for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company.


                          SUMMARY COMPENSATION TABLE



                                                                                      Long Term Compensation
                                                                        ------------------------------------------------
                                                                                      Awards                   Payouts
                                  Annual Compensation                   -----------------------------------   ----------
                        ---------------------------------------------                  Securities
                                                            Other        Restricted      Under-                All Other
                                                           Annual           Stock        lying        LTIP      Compen-
         Name and                                          Compen-         Award(s)     Options/     Payouts    sation
    Principal Position  Year   Salary ($)(1)  Bonus($)(2) sation($)(3)       ($)      SAR's (#)(4)    ($)       ($)(5)
----------------------- -----  ------------   ----------  -----------  ------------- --------------  -------   ---------
N. DeBenedictis ....... 1997    268,902        245,775      4,750            --         40,000         --       116,691
CEO                     1996    261,619        206,325      4,911            --         40,000         --        80,694
                        1995    252,372        229,281      4,666            --         40,000         --        55,505
R. Stahl .............. 1997    162,625         51,132      4,351            --          8,000         --        19,182
Sr. V.P. & Gen. Cnsl.   1996    158,852         49,808      4,911            --          8,000         --        13,042
                        1995    155,766         62,330      4,620            --          8,000         --         7,958
M. Graham ............. 1997    140,329         52,691      4,210            --          8,000         --        21,696
Sr. V.P.-Finance        1996    134,934         45,763      4,048            --          8,000         --        13,261
                        1995    129,501         52,078      3,885            --          8,000         --         8,157
R. Riegler ............ 1997    149,837         54,306      4,495            --          8,000         --        19,493
Sr. V.P.-Operations     1996    144,944         42,158      4,348            --          8,000         --        13,878
                        1995    140,548         47,389      4,216                                      --         8,000
M. Coulter ............ 1997    137,852         53,999      3,604            --          8,000         --        21,167
Sr. V.P.-Production     1996    132,756         37,455      3,589            --          8,000         --        15,494
                        1995    125,818         34,925      3,468            --          8,000         --         9,245


------------
(1) Salary deferred at the discretion of the executive and contributed to the Company's Thrift Plan or Executive Deferral Plan is included in this column.


(2) Includes cash bonuses for services rendered during the specified year, regardless of when paid.

(3) Company matching contributions pursuant to the Company's Thrift Plan and Executive Deferral Plan are included in this column.

(4) Option award numbers have been restated to reflect the December 1997 4-for-3 stock split in the form of a stock distribution.

(5) Includes: (a) the dollar value, on a term loan approach, of the benefit of the whole-life portion of the premiums for a split dollar life insurance policy on Mr. DeBenedictis maintained by the Company, projected on an actuarial basis ($14,437); (b) Company payments on behalf of Mr. DeBenedictis to cover the premium attributable to the term life insurance portion of the split dollar life insurance policy ($1,387); (c) the amounts accrued for the named executive's accounts in 1997 in connection with the dividend equivalent awards made from 1994 through 1997 (Messrs. DeBenedictis $87,300, Stahl $18,083, Graham $18,083, Riegler $18,083, and Coulter $18,083); (d) the value of group term life insurance maintained by the Company on the named executives (Messrs. DeBenedictis $2,757, Stahl $944, Graham $784, Riegler $1,409 and Coulter $3,085); and (e) earnings in 1997 on amounts deferred under the Company's Executive Deferral Plan (DeBenedictus $10,810, Stahl $156 and Graham $2,830). The Company will be reimbursed for the amount of the premiums paid under the split dollar program for Mr. DeBenedictis upon his death or repaid such premiums by Mr. DeBenedictis if he leaves the Company.


COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the weighted average cumulative total return of a peer group of companies represented by the Edward Jones ("EJ") Water Utility Industry Index (adjusted for total market capitalization) and the cumulative total return on the S&P 500 over the same period, assuming a $100 investment on January 1, 1992 and the reinvestment of all dividends. The EJ Water Utility Industry Index consists of the following companies: American Water Works Company, Inc.; Aquarion Company; California Water Service Company; Connecticut Water Service Company; Consumers Water Company; Dominguez Services Corporation; E'town Corporation; Middlesex Water Company; Philadelphia Suburban Corporation; SJW Corporation; Southern California Water Company; Southwest Water Company; and United Water Resources, Inc.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            AMONG PSC, S&P 500 AND EJ WATER UTILITY INDUSTRY AVERAGE

400 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                             @           |
350 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
300 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
250 |------------------------------------------------------------$------------|
    |                                               @                         |
    |                                                            #            |
200 |-------------------------------------------------------------------------|
    |                                                $                        |
    |                                                #                        |
150 |-------------------------------------@$----------------------------------|
    |                         @                                               |
    |             @                        #                                  |
    |             #           $                                               |
    |             $           #                                               |
100 |@#$----------------------------------------------------------------------|
     1992        1993        1994        1995        1996        1997


              ---------------------------------------------------
              @ = PSC        # = EJ WEIGHTED AVG      $ = S&P 500
              ---------------------------------------------------






     The foregoing comparative stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK OPTION GRANTS IN 1997


     The following table sets forth information concerning individual grants of stock options under the Company's 1994 Equity Compensation Plan during 1997 to each executive officer identified in the Summary Compensation Table who received options during the period.


                       OPTION GRANTS IN LAST FISCAL YEAR



                                                                                            Grant Date
                                              Individual Grants(1)                             Value
                         ---------------------------------------------------------------   ------------
                                                 % of
                            Number of            Total
                            Securities       Options/SAR's      Exercise
                            Underlying        Granted to        or Base                     Grant Date
                          Options/SAR's        Employees         Price       Expiration       Present
         Name             Granted(#)(2)     in Fiscal Year     ($/Sh)(3)        Date        Value($)(4)
----------------------   ---------------   ----------------   -----------   ------------   ------------
DeBenedictis .........       40,000        15.2%              15.1406         3/3/07         116,000
Stahl ................        8,000         3.0%              15.1406         3/3/07          23,200
Graham ...............        8,000         3.0%              15.1406         3/3/07          23,200
Riegler ..............        8,000         3.0%              15.1406         3/3/07          23,200
Coulter ..............        8,000         3.0%              15.1406         3/3/07          23,200

------------
(1) All option figures and exercise prices have been adjusted to reflect the December 1997 4-for-3 stock split in the form of a stock distribution.

(2) The options listed in this column are stock options granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant under the Company's 1994 Equity Compensation Plan. Grants become exercisable in installments of one-third per year commencing on the first anniversary of the grant date. An equal number of dividend equivalents, with a four year accumulation period, were awarded to the named individuals under the 1994 Equity Compensation Plan. The accrued value of the dividend equivalent awards for 1994 through 1997 is shown on the Summary Compensation Table.


(3) The exercise price for options granted is equal to the mean of the high and low sale prices of the Company's Common Stock on the New York Stock Exchange -- Composite Transactions on the date the option is granted.


(4) The values in this column were determined using Black-Scholes Option Pricing Model. The actual value of stock options, if any, that may be realized will depend on the difference between the exercise price and the market price on the date of exercise. The estimated values under the Black-Scholes model are based on assumptions as to such variables as interest rates, stock price volatility and dividend yield. The key assumptions used in the Black-Scholes model valuation of the stock options are (i) an assumed dividend yield of 4.0%, (ii) a risk free rate of return of 6.6%, (iii) volatility of 13.8%, (iv) an exercise date of 10 years from the date of grant, and (v) no reduction in values to reflect non-transferability or other restrictions on on the options. These assumptions are not a forecast of future dividend yield, stock performance or volatility.

STOCK OPTION EXERCISES IN 1997 AND VALUE OF OPTIONS AT YEAR-END 1997

     The following table sets forth information concerning the number of stock options exercised under the Company's 1982 and 1988 Stock Option Plans and the 1994 Equity Compensation Plan during 1997 by each executive officer listed below and the number and value of unexercised options as of December 31, 1997, indi-cating in each case the number and value of those options that were exercisable and unexercisable as of that date.

              AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND YEAR-END OPTION/SAR VALUES(1)



                                                                 Number of Securities              Value of Unexercised
                                                                Underlying Unexercised                 In-the-Money
                                                                   Options/SAR's at                  Options/SAR's at
                              Shares                               Fiscal Year-End (#)             Fiscal Year-End ($)(2)
                             Acquired           Value       -------------------------------   ------------------------------
         Name             on Exercise(#)     Realized($)     Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------   ----------------   -------------   -------------   ---------------   -------------   --------------
DeBenedictis .........            --                --         158,175          83,601          2,180,774         768,698
Stahl ................        10,000            68,125          32,997          18,003            434,398         170,711
Graham ...............        27,333           228,590           6,665          18,002             79,833         170,700
Riegler ..............        19,253           170,173          11,893          18,003            146,985         170,711
Coulter ..............        31,000           283,186          22,998          18,002            292,692         170,698

------------
(1) All option figures and exercise prices have been adjusted to reflect the December 1997 4-for-3 stock split in the form of a stock distribution.

(2) Based on the average of the high and low price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 31, 1997 ($21.7969).

CERTAIN COMPENSATION PLANS

RETIREMENT PLAN

     The Retirement Plan for Employees of the Company (the "Retirement Plan") is a defined benefit pension plan. In general, participants are eligible for normal pension benefits upon retirement at age 65 and are eligible for early retirement benefits upon retirement at age 55 with ten years of credited service. Under the terms of the Retirement Plan, a participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Benefits payable to employees under the Retirement Plan are based upon "final average compensation", which is defined as the average cash compensation through the five highest consecutive years of the last ten full years preceding retirement.

     The Employee Retirement Income Security Act of 1974, as amended, ("ERISA") imposes maximum limitations on the annual amount of pension benefits that may be paid under, and the amount of compensation that may be taken into account in calculating benefits under, a qualified, funded defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations. Effective December 1, 1989, the Board of Directors adopted an Excess Benefits Plan for Salaried Employees (the "Excess Plan"). The Excess Plan is a nonqualified, unfunded pension benefit plan that is intended to provide an additional pension benefit to participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by these ERISA limitations. The benefit under the Excess Plan is equal to the difference between (i) the amount of the benefit the participant would have been entitled to under the Retirement Plan absent such ERISA limitations, and (ii) the amount of the benefit actually payable under the Retirement Plan.

     The following tabulation shows the estimated annual pension payable pursuant to the Retirement Plan and the Excess Plan to employees, including employees who are directors or officers of the Company, upon retirement after selected periods of service. This table is provided for illustrative purposes only and does not reflect pension benefits presently due under the Retirement Plan or Excess Plan.

                                 PENSION TABLE


    Average Salary
                                  Estimated Annual Pension Based on Service of
   During Five Years     ---------------------------------------------------------------
 Preceding Retirement     15 Years     20 Years     25 Years     30 Years      35 Years
----------------------   ----------   ----------   ----------   ----------   -----------
$    100,000              $ 25,000     $ 33,400     $ 41,700     $ 44,200     $ 46,700
     125,000                31,800       42,400       53,000       56,100       59,200
     150,000                38,500       51,400       64,200       68,000       71,700
     175,000                45,300       60,400       75,500       79,800       84,200
     200,000                52,000       69,400       86,700       91,700       96,700
     225,000                58,800       78,400       98,000      103,600      109,200
     250,000                65,500       87,400      109,200      115,500      121,700
     300,000                79,000      105,400      131,700      139,200      146,700
     350,000                92,500      123,400      154,200      163,000      171,700
     400,000               106,000      141,400      176,700      186,700      196,700
     450,000               119,500      159,400      199,200      210,500      221,700
     500,000               133,000      177,400      221,700      234,200      246,700


     The Company's contributions to the Retirement Plan are computed on the basis of straight life annuities. The following executive officers listed in Summary Compensation Table have the indicated number of completed years of service under the Retirement Plan, and would, upon retirement at age 65 on March 31, 1998, be entitled to a pension based on the remuneration level listed in the following table:

                                                            Completed
                                           Covered           Years of
                Name                    Remuneration     Credited Service
------------------------------------   --------------   -----------------
     Nicholas DeBenedictis .........      $409,370               6
     Roy H. Stahl ..................      $204,602              16
     Richard R. Riegler ............      $177,507              28
     Michael P. Graham .............      $171,791              21
     Morrison Coulter ..............      $156,215              37


     A Supplemental Executive Retirement Plan or SERP has been established for Mr. DeBenedictis. This Plan, which is nonqualified and unfunded, was approved by the Board of Directors and is intended to provide Mr. DeBenedictis with a total retirement benefit, in combination with the Retirement Plan and Excess Plan, that is commensurate with the retirement benefits for the chief executive officers of other companies. Under the terms of the SERP, Mr. DeBenedictis will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he had 25 years of service and absent the ERISA limitations referred to above, and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. Under the terms of Mr. DeBenedictis' SERP, if his employment is terminated for any reason prior to age 65, he is entitled to receive a supplemental retirement benefit equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he was credited with two years of service for each of his first seven years of credited service and
(ii) the benefit payable to him under the Retirement Plan and the Excess Plan. If Mr. DeBenedictis retires from the Company at age 65, the SERP is projected to provide an annual benefit of $122,800.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Under the terms of Mr. DeBenedictis' employment arrangement, if his employment is terminated by the Company for any reason other than his disability, death or for cause, he will be entitled to receive a severance payment equal to twelve months of his base compensation paid in twelve equal monthly installments without offset. In the event that the employment of any of the executive officers named in the Summary Compensation Table set forth above is terminated, actually or constructively, within two years following a change of control of the Company, the executive officers will be entitled to certain payments under agreements with the Company and its primary subsidiary, Philadelphia Suburban Water Company. Under the terms of these agreements, the Chief Executive Officer will be entitled to two and one-half times his average annual base cash compensation and the other executive officers will be entitled to two times their average annual base cash compensation, plus continuation of their normal fringe benefits for a period of three years for the Chief Executive Officer and two years for the other executive officers. The agreement with the Chief Executive Officer also provides that, in exchange for a non-competition agreement, he will be entitled to receive one-half of his average annual base cash compensation and the transfer to him of a split dollar life insurance policy maintained by the Company on his life. Under the terms of the 1994 Equity Compensation Plan approved by the shareholders, outstanding stock options will become immediately exercisable, dividend equivalents will become immediately payable and the restrictions on restricted stock grants shall immediately lapse upon certain change in control events.

COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company do not receive a retainer or fees for service on the Board of Directors or Committees of the Board. Members of the Board of Directors who are not full-time employees of the Company or any of its subsidiaries ("Non-employee Directors") receive an annual retainer fee of $12,000, plus an annual grant of 400 shares of the Company's Common Stock. Directors also receive a fee of $1,000 for attendance at each meeting of the Board of Directors of the Company, including Committee meetings. In addition, each Committee Chairman who is a Non-employee Director receives an annual retainer fee of $2,500. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings.


CERTAIN TRANSACTIONS

     Richard H. Glanton, a director, is a partner in the law firm of Reed Smith Shaw & McClay, which firm has provided legal services to the Company in 1997.

                               (Proposal No. 2)

                 PROPOSAL TO APPROVE THE PHILADELPHIA SUBURBAN
                   CORPORATION 1994 EQUITY COMPENSATION PLAN
               (as Amended and Restated Effective March 3, 1998)


THE PROPOSAL

     At the Annual Meeting, there will be presented to the shareholders a proposal to approve and ratify the adoption of the Philadelphia Suburban Corporation 1994 Equity Compensation Plan, as amended and restated, effective March 3, 1998 (the "Plan"). Under the proposal, the existing Plan will be amended and restated to incorporate a number of changes, including: (i) revisions to reflect changes that have occurred under Section 16(b) of the Securities Exchange Act of 1934, as amended; (ii) revisions to allow compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) new provisions allowing for the transferability of nonqualified options; (iv) removal of the limit on the number of shares available for restricted stock grants under the Plan; and (v) clarifications regarding the termination of unexercisable options at the time a grantee terminates employment. On March 3, 1998, the Board of Directors adopted the Plan, subject to shareholder approval at the Annual Meeting. The Plan, as amended and restated, will not be effective unless or until shareholder approval is obtained.


VOTE REQUIRED FOR APPROVAL OF PLAN, AS AMENDED AND RESTATED

     The proposal to approve the Plan, as amended and restated, requires the affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the Annual Meeting for its approval. Abstentions may be specified on the proposal and will be considered present at the Annual Meeting, but will not be counted as votes cast. Similarly, broker non-votes will also be considered present at the Annual Meeting, but will not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the vote on the approval of the Plan.

     The Board of Directors recommends that all shareholders vote FOR the approval of the Philadelphia Suburban Corporation 1994 Equity Compensation Plan, as amended and restated.


DESCRIPTION OF THE PLAN

     The Plan, as amended and restated, is set forth as Exhibit A to this Proxy Statement, and the description of the Plan contained herein is qualified in its entirety by reference to the Plan document. All references to share figures contained herein have been adjusted to reflect the 1996 3-for-2 and the 1997 4-for-3 stock splits in the form of stock distributions.

     General. The purpose of the Plan is to provide an incentive, in the form of a proprietary interest in the Company, to officers, other key employees and non-employee directors of the Company and its subsidiaries and key consultants, to increase their interest in the Company's welfare, and to provide a means through which the Company can attract and retain officers, other key employees and non-employee directors and key consultants of significant abilities. Subject to adjustment in certain circumstances as discussed below, the Plan currently authorizes up to 1,900,000 shares of Common Stock for issuance pursuant to the terms of the Plan. The limit on the number of shares of Common Stock that may be issued under the Plan in connection with grants of restricted stock is removed under the Plan as amended. If and to the extent options granted under the Plan terminate or expire without being exercised, or if any shares of restricted stock are forfeited, the shares subject to such grant again will be available for purposes of the Plan. The maximum number of shares of Common Stock that may be subject to grants made under the Plan, as amended and restated, to any individual during any calendar year is 100,000 shares.

     Administration of the Plan. The Plan is administered and interpreted by a Committee of the Board (the "Committee") consisting of not less than three persons appointed by the Board from among its members. Under the terms of the Plan, each of the members of the Committee may be "outside directors" as defined in Section 162(m) of the Code and may be non-employee directors as defined under Rule 16b-3 under the Exchange Act. The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee or the Board, subject to the terms of the Plan, in its sole discretion, may make grants under the Plan to eligible officers and other key employees and key consultants. The Board may also ratify or approve grants made by the Committee. Non-employee directors are eligible to receive annual grants of 400 shares of restricted stock, subject to adjustment as provided under the Plan. Reference to the Committee in the following paragraphs shall also mean the Board when acting under its authority to make, approve or ratify grants under the Plan.

     Grants. Incentives under the Plan consist of incentive stock options, nonqualified stock options, restricted stock grants and dividend equivalents (hereinafter collectively referred to as "Grants"). All Grants are subject to the terms and conditions set forth in the Plan and to those other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the designated individual (the "Agreement"). The Committee must approve the form and provisions of each Agreement.

     Eligibility for Participation. Officers and other key employees of the Company and key consultants are eligible to participate in the Plan and non-employee directors are eligible to receive annual restricted stock grants under the Plan (hereinafter referred to individually as the "Participant" and collectively as the "Participants"). The Committee or the Board may select the persons to receive Grants (the "Grantees") from among the Participants and determine the number of shares of Common Stock subject to a particular Grant. As of March 3, 1998, there were approximately 120 key employees, 9 non-employee directors and no consultants eligible to participate in the Plan.

     Granting of Options. The Committee may grant options qualifying as incentive stock options ("ISOs") within the meaning of section 422 of the Code and/or other stock options ("NQSOs") in accordance with the terms and conditions set forth in the Plan or any combination of ISOs or NQSOs (hereinafter referred to collectively as "Stock Options"). The Committee may grant only NQSOs to key consultants under the Plan.

     Term, Purchase Price, Exercisability and Method of Exercise. The exercise price of Common Stock subject to an ISO or NQSO is the fair market value of such stock on the date the Stock Option is granted, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of the stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. On March 2, 1998, the fair market value of a share of Common Stock was $22.1250 per share.


     The Committee determines the option exercise period for each Stock Option; provided, however, that the exercise period for an ISO may not exceed ten years from the date of grant and the exercise period for a NQSO may not exceed ten years and one day from the date of grant. In addition, the exercise period of an ISO granted to an employee who owns more than 10% of the total voting power of all outstanding stock of the Company or its subsidiaries may not exceed five years from the date of grant. The time when Stock Options become exercisable is determined by the Committee, in its sole discretion, and is specified in the Agreement. A Grantee may exercise a Stock Option by delivering a notice of exercise to the Committee with accompanying payment of the option price. The Grantee may pay the option price in cash, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the last trading day prior to the date of exercise equal to the option price or with a combination of cash and shares. The Grantee must pay the option price and the amount of any withholding tax due, if any, at the time of exercise. Shares of Common Stock are not to be issued or transferred upon exercise of the Stock Option until the option price and the withholding obligation are fully paid.


     Restricted Stock Grants. The Committee may issue or transfer shares of Common Stock under a Grant (a "Restricted Stock Grant") pursuant to the Plan to officers and other key employees. Shares of Common Stock issued pursuant to a Restricted Stock Grant may be issued for consideration or for no consideration, and the Committee grants to each Grantee a number of shares of Common Stock determined in its sole discretion. The total number of shares of Common Stock subject to Restricted Stock Grants under the Plan, as amended and restated, is not limited to any maximum. If a Grantee's employment terminates during the period, if any, designated in the Agreement as the period during which the transfer of the shares is restricted (the "Restriction Period"), the Restricted Stock Grant terminates with respect to all shares covered by the Grant as to which the restrictions on transfer have not lapsed, and those shares of Common Stock must be immediately returned to the Company.


     In addition, non-employee directors are entitled to receive grants of 400 shares of restricted stock each year on the first of the month following the annual meeting of shareholders. Shares granted to non-employee directors may not be sold for six months following the date of grant.


     During the Restriction Period, a Grantee has all of the rights of a shareholder, including the right to vote and receive dividends, except that during the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies, except to a successor grantee in the event of the Grantee's death. All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the applicable Restriction Period. In addition, the Committee may determine as to any or all Restricted Stock Grants that all restrictions will lapse under such other circumstances as it deems equitable.

     Non-Employee Director Grants. The Plan provides that as of the first day of the month following the Company's annual meeting of shareholders, each non-employee director will receive a grant of 400 shares of Common Stock. Such shares shall not be sold for 6 months following the date of the grant. No other restrictions apply to such shares. Notwithstanding any other provision of the Plan, this provision may not be amended more than once every 12 months, except for amendments necessary to conform the Plan to changes of the provisions of, or the regulations relating to, the Code.


     Dividend Equivalents. The Committee may grant dividend equivalents to officers and other key employees either alone or in conjunction with all or any part of any Stock Option granted under the Plan. A dividend equivalent is equal to the dividend payable on a share of Common Stock of the Company. The Company will credit to an account maintained for the Grantee on its books and records an amount that is generally equal to the dividend equivalents subject to the Grant during the accumulation period designated by the Committee.


     The amount of a dividend equivalent is determined by applying the following factors: (i) the number of dividend equivalents granted, (ii) the per-share cash dividend, or the per-share fair market value of any non-cash dividend, paid by the Company during the applicable accumulation period and
(iii) the length of the applicable accumulation period designated by the Committee at the time of grant.


     Generally, a Grantee will receive payment of a percentage of his dividend equivalents as specified by the Committee at the time of grant, at the end of the performance period established by the Committee at the time of the grant. A performance period will generally be four years, but may be as long as eight years or as short as two years from the date of grant, depending on the performance criteria established by the Committee at the time of the grant. A Grantee's dividend equivalents may be subject to more than one performance period and more than one set of performance criteria.


     Generally, no payments of dividend equivalents will be made before the end of the applicable performance period or periods or to any Grantee whose employment terminates before the end of the applicable performance period or periods for any reason other than retirement under the Company's or a subsidiary's retirement plan, death or total disability, unless the Committee, in its sole discretion, determines otherwise.


     Payment of dividend equivalents, at the discretion of the Committee, may be made solely in cash, solely in credits to be applied toward payment of an exercisable related option or a combination of cash and such credits. A Grantee may also defer receipt of the payment of dividend equivalents, if he elects to do so on or before December 31 of the year preceding the beginning of the last full year of the applicable performance period.


     Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total renumeration includes income recognized upon the exercise of stock options granted under the Plan, amounts received in connection with dividend equivalents granted under the Plan and the value of shares received when the shares of restricted stock became transferable (or such other time when income is recognized). An exception exists, however, for "qualified performance-based compensation." The Plan, as amended and restated, is intended to allow grants of stock options to meet the requirements of "qualified performance-based compensation." Stock options should generally meet the requirements of "qualified performance-based compensation," if the exercise price is at least equal to the fair market value of the Common Stock on the date of grant.


     Transferability. Grants are generally not transferable by the participant, except in the event of death. However, the Plan, as amended and restated, provides that the Committee may grant NQSOs that allow the participant to transfer the NQSOs on such terms as the Committee deems appropriate.


     Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time; provided, however, that the Board may not, without shareholder approval, make any amendment that requires shareholder approval pursuant to Section 422 or 162(m) of the Code. The Plan will terminate on May 19, 2004 unless terminated earlier by the Board.


     Amendment and Termination of Outstanding Grants. An amendment of the Plan that occurs after a Grant is made will not result in the amendment of the Grant unless the Grantee consents or unless the Committee revokes a Grant, the terms of which are contrary to applicable law. The termination of the Plan will not impair the power and authority of the Committee with respect to outstanding Grants.


     Adjustment Provisions; Change of Control of the Company. If there is any change in the number or kind of shares of Common Stock through the declaration of stock dividends, or through a recapitalization, stock split, or combinations or exchanges of such shares, or merger, recapitalization or consolidation of the Company, reclassification or change in the par value or by reason of any other extraordinary or unusual event, the number of shares of Common Stock available for Grants and the number of such shares covered by outstanding Grants, the price per share or the applicable market value of such Grants or the terms and conditions applicable to dividend equivalents will be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock.


     In the event of a Change of Control of the Company, (i) all outstanding Stock Options will become immediately exercisable, (ii) all restrictions on the transfer of shares with respect to a Restricted Stock Grant which have not, prior to such date, been forfeited will immediately lapse and (iii) all outstanding dividend equivalents which have not, prior to such date, been forfeited will become immediately payable, regardless of whether the applicable performance period has ended. A Change of Control of the Company will be deemed to have taken place with certain exceptions if (i) a person or group, other than the Company, one of its affiliates or one of its employee benefit plans acquires 20% or more of the Common Stock then outstanding or (ii) during any 24-month period, there is a change in the majority of the Board other than by approval of the Board immediately prior to such change.


     Other Plan Provisions. A Grant under the Plan will not be construed as conferring upon any Grantee a contract of employment or service, and such Grant will not confer upon the Grantee any rights upon termination of employment or service, other than certain limited rights as to the exercise of a Stock Option for a designated period of time following such termination.

     Federal Income Tax Consequences. The current federal income tax treatment of grants under the Plan is generally described below. Local and state tax authorities may also tax incentive compensation awarded under the Plan, and tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.


     Non-Qualified Stock Options. There are no federal income tax consequences to Grantees or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of NQSOs, Grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an NQSO, a Grantee will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the Grantee's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the Grantee at the time of exercise of the NQSO). The capital gain tax rate will depend on the length of time the shares were held and other factors.


     Incentive Stock Options. Grantees will not be subject to federal income taxation upon the grant or exercise of ISOs granted under the Plan, and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the Stock Option price (or the Grantee's other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of capital gain or loss in the amount of the difference between the amount realized on the sale and the Stock Option price (or the Grantee's other tax basis in the shares), and the Company will not be entitled to any tax deduction in connection therewith. The capital gain tax rate will depend on the length of time the shares were held and other factors.


     If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a "disqualifying disposition") and is a transaction in which a loss, if sustained, would be recognized, the Grantee generally will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price (or the Grantee's other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the exercise price (or the Grantee's other tax basis in the shares). In the case of a disqualifying disposition where a loss, if sustained, would not be recognized, the Grantee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the Stock Option price (or the Grantee's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a capital gain (or loss). The capital gain tax rate will depend upon the length of time the shares were held and other factors. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the Grantee.

     Generally, where previously acquired Common Stock is used to exercise an outstanding ISO or NQSO, appreciation on such stock will not be recognized as income. However, if such Common Stock was acquired pursuant to the exercise of an ISO, a disqualifying disposition will be deemed to have occurred if such stock is used to exercise another ISO prior to the expiration of the applicable holding periods.


     Restricted Stock. A Grantee normally will not recognize taxable income upon the award of a Restricted Stock Grant, and the Company will not be entitled to a deduction, until such stock is transferable by the Grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferrable or is no longer subject to a substantial risk of forfeiture, the Grantee will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock at that time, less any consideration paid by the Grantee for such Restricted Stock, and the Company will be entitled to a deduction in the same amount. A Participant may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Grant is awarded in an amount equal to the fair market value of the Common Stock at that time, determined without regard to the restrictions. In this event, the Company will be entitled to a deduction in the same year, provided the Company complies with the applicable withholding requirements for federal tax purposes. Any gain or loss recognized by the Grantee upon subsequent disposition of the Common Stock will be capital gain or loss. If, after making the election, any Common Stock subject to a Restricted Stock Grant is forfeited, or if the market value declines during the Restriction Period, the Grantee is not entitled to any tax deduction or tax refund.


     Non-Employee Directors Grants. Restricted Share Grants under the Plan to non-employee directors will generally constitute taxable ordinary income to the director equal to the fair market value of the shares on the date of grant and the Company will be entitled to a tax deduction in the same amount. Any gain or loss recognized by the director upon subsequent disposition of the shares is a capital gain or loss and a long-term capital gain or loss if the directors have satisfied the applicable holding periods for the shares under the Code.


     Dividend Equivalents. Generally, a Grantee will not recognize any income upon the grant of dividend equivalents and the Company will not be entitled to a deduction, until the Grantee receives payment of the dividend equivalent or the dividend equivalent payment is credited towards the exercise of a related Stock Option. At the time the dividend equivalent is paid to the Grantee or credited towards the exercise of a related Stock Option, the Grantee will recognize ordinary compensation income in the amount of the payment or credit and the Company will be entitled to a deduction in the same amount.


     Section 162(m) of the Code. The Company's income tax deduction in any of the foregoing cases may be limited by the $1,000,000 limit of Section 162(m) of the Code if the Grant does not qualify as qualified performance-based compensation under Section 162(m) of the Code.


     Tax Withholding. The acceptance, exercise or surrender of a Grant will constitute a Grantee's full consent to whatever action the Committee deems necessary to satisfy any federal, state and local income and employment withholding tax obligations arising under the Plan. The Company may require Grantees who exercise NQSOs or who possess shares of Common Stock as to which the restrictions on transfer have lapsed to remit an amount sufficient to cover the Grantee's federal, state and local withholding tax obligations associated with the exercise of such Grants. Grantees, upon the receipt of shares following the exercise of ISOs, are obligated to (i) immediately notify the Company of the disposition of any or all ISO shares within two years of the date of grant of the ISO or one year of the date of such exercise, and (ii) remit to the Company an amount sufficient to satisfy any withholding obligation arising from such disposition. If acceptable to the Committee, Grantees may deliver Common Stock or cash in order to satisfy all such withholding obligations.

     Proposed Amended Plan. The Board of Directors has amended and restated the Plan, subject to shareholder approval, to include: (i) revisions to reflect changes under Section 16(b) of the Exchange Act; (ii) revisions to allow compliance with Section 162(m) of the Code; (iii) new provisions allowing for the transferability of nonqualified options; (iv) removal of the limitation on the number of shares available for restricted stock grants under the Plan; and
(v) clarifications regarding the termination of unexercisable options at the time a grantee terminates employment.


Summary of Benefits Under the 1994 Equity Compensation Plan

     The changes proposed by the Amended Plan do not alter the considerations of the Executive Compensation and Employee Benefits Committee with respect to grants under the Plan. For information with respect to grants to certain executive officers during the year ended December 31, 1997 under the Plan, see the table captioned "Option Grants in Last Fiscal Year" on page 18 and for information with respect to grants to the Company's Non-employee Directors, see page 21 above.


         SHAREHOLDER SUGGESTIONS AND PROPOSALS FOR 1999 ANNUAL MEETING

     Consideration of certain matters is required at the Annual Meeting of Shareholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, shareholders may present resolutions, which are proper subjects for inclusion in the proxy statement and for consideration at the Annual Meeting, by submitting their proposals to the Company on a timely basis. In order to be included for the 1999 Annual Meeting, resolutions must be received by December 9, 1998.

     The Company receives many shareholder suggestions which are not in the form of resolutions. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

       Patricia M. Mycek
       Secretary
       Philadelphia Suburban Corporation
       762 W. Lancaster Avenue
       Bryn Mawr, PA 19010


                            ADDITIONAL INFORMATION

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1997. PLEASE DIRECT YOUR REQUESTS TO PATRICIA M. MYCEK, SECRETARY, PHILADELPHIA SUBURBAN CORPORATION, 762 W. LANCASTER AVENUE, BRYN MAWR, PA 19010.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (a 10% Shareholder), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or a written representation from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the period January 1, 1997 through December 31, 1997, all filing requirements applicable to its officers, directors and 10% Shareholders have been complied with.


                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

                                          By Order of the Board of Directors,




                                          PATRICIA M. MYCEK
                                          Secretary

April 7, 1998

                                                                      EXHIBIT A


                     THE PHILADELPHIA SUBURBAN CORPORATION
                     -------------------------------------
                         1994 EQUITY COMPENSATION PLAN
                         -----------------------------
               (as Amended and Restated Effective March 3, 1998)


1. PURPOSE

     The purpose of this plan (the "Plan") is to provide an incentive, in the form of a proprietary interest in Philadelphia Suburban Corporation (the "Corporation"), to officers, other key employees and Non-employee Directors, as defined below, of the Corporation and its subsidiaries and key consultants who are in a position to contribute materially to the successful operation of the business of the Corporation, to increase their interest in the Corporation's welfare, and to provide a means through which the Corporation can attract and retain officers, other key employees and Non-employee Directors and key consultants of significant abilities.


2. ADMINISTRATION

     This Plan shall be administered by a Committee (the "Committee") of the Board of Directors of the Corporation. The Committee shall consist of three or more of those members of the Board of Directors, each of whom may be an "outside director" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations and each of whom may also be a "non-employee director" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the Board of Directors may ratify or approve any grants made by the Committee as it deems appropriate.

     From time to time the Committee or the Board of Directors may make grants, subject to the terms of the Plan, with respect to such number of shares of Common Stock of the Corporation as the Committee or the Board of Directors, each acting in its sole discretion, may determine. All references to the Committee hereunder shall also mean the Board of Directors when acting pursuant to its authority to make grants under the Plan. Non-employee Directors, as defined below, may only receive stock grants pursuant to the provisions of
Section 7(f).

     Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan and the grants made under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the agreement related to grants described in Section 9 hereof, and to make all other determinations, including factual determinations, necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any option or grant in the manner and to the extent it shall be deemed desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may adopt such rules and regulations as it deems necessary for governing its affairs.


3. GRANTS

     Pursuant to the terms of the Plan, the Committee shall have the authority to grant stock options to officers and other key employees and key consultants and restricted stock and dividend equivalents to officers and other key employees; provided, however, that Non-employee Directors, as defined below, may receive stock grants in accordance with Section 7(f) (hereinafter collectively referred to as the "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee in the agreement described in Section 9 of the Plan (the "Agreement"). Grants under a particular Section of the Plan need not be uniform as among the grantees and Grants under two or more Sections of the Plan may be combined in one instrument.


4. Shares Subject to the Plan


     Subject to adjustment as provided in Section 15, the maximum aggregate number of shares of the Common Stock of the Corporation that may be issued or transferred under the Plan shall be 1,900,000 shares. The maximum number of shares of Common Stock that may be subject to Grants made under the Plan to any individual during any calendar year shall be 100,000 shares. Shares deliverable under the Plan may be authorized and unissued shares or treasury shares, as the Committee may from time to time determine. Shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired or forfeited Grant also may be made available for distribution in connection with future Grants under the Plan.


5. Eligibility


     Only officers, key employees, members of the Board of Directors who are not employed in any capacity by the Corporation (hereinafter referred to as "Non-employee Directors") and key consultants of the Corporation and its subsidiaries shall be eligible for Grants under the Plan; provided, however, that Grants to Non-employee Directors shall be made only in accordance with
Section 7(f). The term "subsidiaries" shall mean any corporation in an unbroken chain of corporations beginning with the Corporation, if at the time of the Grant, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


6. Granting of Options


     The Committee may, from time to time, grant stock options to eligible officers and other key employees and shall designate options at the time of grant as either "incentive stock options" intended to qualify as such under section 422 of the Internal Revenue Code of 1986, as from time to time amended or any successor statute of similar purpose (the "Code"), or "nonqualified stock options", which options are not intended to so qualify. The Committee may, from time to time, grant nonqualified stock options to key consultants. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions:


     (a) Price. The purchase price per share of stock deliverable upon the exercise of each option shall be not less than 100% of the fair market value of the Corporation's Common Stock on the date the option is granted. The fair market value shall be the mean of the high and low sale prices of the Corporation's Common Stock on the New York Stock Exchange -- Composite Transactions or other recognized market source, as determined by the Committee, on the date the option is granted, or if there is no sale on such date, then the mean of such high and low sale prices on the last previous day on which a sale is reported. In any event, in case of the grant of an incentive stock option, the fair market value shall be determined in a manner consistent with section 422 of the Code.


     Shares may be purchased only by delivering a notice of exercise to the Committee with accompanying payment of the purchase price therefore in full. Such notice may instruct the Corporation to deliver shares of Common Stock due upon the exercise of the option to any registered broker or dealer in lieu of delivery to the grantee. Such instructions must designate the account into which the shares are to be deposited. The grantee may tender this notice of exercise, which has been properly executed by the grantee, and the aforementioned delivery instructions to any broker or dealer. With the consent of the Committee, payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Corporation (including without limitation shares of Common Stock acquired pursuant to the option then being exercised) at the fair market value of such shares determined as of the last trading day prior to the date on which the option is exercised, in the same manner set forth in the above paragraph.


     (b) Terms of Options. The term during which each incentive stock option may be exercised shall be determined by the Committee, but in no event shall an incentive stock option be exercisable in whole or in part more than 10 years from the date it is granted and in no event shall a nonqualified stock option be exercisable in whole or in part more than 10 years and one day from the date it is granted. All rights to purchase pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee.


     The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any option may be exercised in whole or in part. Notwithstanding any determinations by the Committee regarding the exercise period of any option, all outstanding options shall become immediately exercisable upon a Change of Control of the Corporation (as defined herein).


     (c) Termination of Employment. Upon the termination of a grantee's employment for any reason (except as a result of retirement, disability or death), the options held by such grantee shall terminate. Notwithstanding the fact that, in all cases, a grantee's employment shall be deemed to have terminated upon the sale of a subsidiary of the Corporation that employs such grantee, the Committee, in its sole discretion, may extend the period during which any option held by such a grantee may be exercised after such sale to the earliest of (i) a date which is not more than three years from the date of the sale of the subsidiary, (ii) the date of the grantee's termination of employment with the subsidiary (or successor employer) following such sale for reasons other than retirement, disability or death, (iii) the date which is one year from the date of the grantee's termination of employment with the subsidiary on account of the grantee's total disability (as defined in section 22(e)(3) of the Code), or three months from the date of such termination if on account of death, retirement or a disability other than a total disability, or
(iv) the expiration of the original term of the option as established at the time of grant. The Committee, in its sole discretion, may similarly extend the period of exercise of any option held by a grantee employed by the Corporation whose employment with the Corporation is terminated in connection with the sale of a subsidiary of the Corporation. To the extent that any option is not otherwise exercisable as of the date on which the grantee ceases to be employed by the subsidiary or the Corporation, as applicable, such unexercisable portion of the option shall terminate as of such date.


     Upon termination of a grantee's employment as a result of retirement, disability or death, the period during which the options may be exercised shall not exceed: (i) one year from the date of such termination of employment in the case of death; (ii) two years from the date of such termination in the case of permanent and total disability (within the meaning of section 22(e)(3) of the Code) or retirement; and (iii) three months from the date of such termination of employment in the case of other disability; provided, however, that in no event shall the period extend beyond the expiration of the option term. To the extent that any option is not otherwise exercisable as of the date on which the grantee ceases to be employed by the Corporation or any subsidiary, as applicable, such unexercisable portion of the option shall terminate as of such date.


     Subject to the foregoing, in the event of death, such options may be exercised by a grantee's legal representative or beneficiary, but only to the extent that an option has become exercisable as of the date of death. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine that any portion of an option that has not become exercisable as of the date of the grantee's death, termination of employment on account of permanent and total disability (within the meaning of section 22(e)(3) of the Code) or other termination of employment may also be exercised by a grantee, or in the case of death, a grantee's legal representative or beneficiary. Transfer from the Corporation to a subsidiary, from a subsidiary to the Corporation, or from one subsidiary to another, shall not be deemed to be a termination of employment. All references in this Section 6(c) to the termination of a grantee's employment shall include the termination of a consultant's relationship with the Corporation or any subsidiary.


     (d) Limits on Incentive Stock Options. Each Grant of an incentive stock option shall provide that it (i) is not transferable by the grantee otherwise than by will or the laws of descent and distribution and (ii) is exercisable, during the grantee's lifetime, only by the grantee and that the aggregate fair market value of the Common Stock on the date of the Grant with respect to which incentive stock options are exercisable for the first time by a grantee during any calendar year under the Plan and under any other stock option plan of the Corporation shall not exceed the limitation set forth in section 422(d) of the Code.


     An incentive stock option shall not be granted to any grantee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or subsidiary of the Corporation, unless the exercise price of the incentive stock option is no less than 110% of the fair market value per share on the date of grant and the term of the incentive stock option is not more than five years. Unless a grantee could otherwise transfer Common Stock issued pursuant to an incentive stock option granted hereunder without incurring liability under section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of an incentive stock option to the date of disposition of the Common Stock issued upon exercise of such option.

7. Restricted Stock Grants


     The Committee may issue or transfer shares of Common Stock of the Corporation to an eligible officer or other key employee. The following provisions are applicable to restricted stock grants:


     (a) General Requirements. Shares of Common Stock of the Corporation issued pursuant to restricted stock grants may be issued for consideration or for no consideration. Subject to any other restrictions by the Committee as provided pursuant to Section 7(e), restrictions on the transfer of shares of Common Stock set forth in Section 7(c) shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed on 100% of the shares; provided, however, that upon a Change of Control of the Corporation, all restrictions on the transfer of the shares which have not, prior to such date, been forfeited shall immediately lapse. The period of years during which the restricted stock grant will remain subject to restrictions will be designated in the Agreement (the "Restriction Period"). Prior to the lapse of the Restriction Period the shares of Common Stock granted to any grantee shall be held by the Corporation.


     (b) Number of Shares. The Committee shall grant to each grantee a number of shares of Common Stock of the Corporation determined in its sole discretion.



     (c) Requirement of Employment. If the grantee's employment terminates during the Restriction Period, the restricted stock grant terminates as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and those shares of Common Stock must be immediately returned to the Corporation. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.


     (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a Successor Grantee (as defined in Section 10 of the Plan). Each certificate for a share issued or transferred under a restricted stock grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.


     (e) Lapse of Restrictions. All restrictions imposed under the restricted stock grant shall lapse upon the expiration of the applicable Restriction Period; provided, however, that upon a Change of Control of the Corporation, all restrictions on the transfer of shares which have not, prior to such date, been forfeited shall immediately lapse. In addition, the Committee may determine as to any or all restricted stock grants, that all the restrictions shall lapse, without regard to any Restriction Period, under such circumstances as it deems equitable.


     (f) Stock grants to Non-employee Directors. As of the first day of the month following the Corporation's annual meeting of shareholders, each Non-employee Director shall receive a grant of 400 shares of Common Stock. Such shares shall not be sold for 6 months following the date of grant. No other restrictions shall apply to such shares. Notwithstanding any other provision of the Plan, this Section 7(f) may not be amended more than once every 12 months, except for amendments necessary to conform the Plan to changes of the provisions of, or the regulations relating to, the Code.

8. Dividend Equivalents

     The Committee may grant dividend equivalents to eligible officers and other key employees either alone or in conjunction with all or part of any option granted under the Plan. A dividend equivalent shall be equal to the dividend payable on a share of Common Stock of the Corporation. The amount of dividend equivalents for any grantee (the "Dividend Equivalent Amount") is determined by multiplying the number of dividend equivalents subject to the Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in other than cash, paid by the Corporation on each record date for the payment of a dividend during the period described in Section 8(a).

     (a) Amount of Dividend Equivalent Credited. The Corporation shall credit to an account for each grantee maintained by the Corporation in its books and records on each record date, from the date of grant until the earlier of the date of (i) the end of the applicable accumulation period designated by the Committee at the time of grant, (ii) the date of the termination of employment for any reason (including retirement), other than total disability (as defined in section 22(e)(3) of the Code) or death of the grantee, or as otherwise determined by the Committee, in its sole discretion, at the time of a grantee's termination of employment or (iii) the end of a period of four years from the date of grant, that portion of the Dividend Equivalent Amount for each such grantee attributable to each record date. The Corporation shall maintain in its books and records separate accounts which identify each Grantee's Dividend Equivalent Amount. Except as set forth in Section 8(e) below, no interest shall be credited to any such account.

     (b) Payment of Credited Dividend Equivalents. The Committee, at the time of grant, shall designate the percentage of each grantee's Dividend Equivalent Amount that shall be paid to the grantee at the end of an applicable performance period (the "Performance Period") of four years from the date of grant (the Committee, in its sole discretion, shall retain the right to designate a longer or shorter Performance Period at the time of grant); provided, however, that such Performance Period shall be:

       (i) reduced by one year for each calendar year during the applicable Performance Period ending after the date of grant in which the measurable performance criteria established by the Committee at the time of grant for the applicable Performance Period exceeds the targets for such criteria established by the Committee at the time of grant.

       (ii) increased by one year for each calendar year during the applicable Performance Period ending after the date of grant in which the measurable performance criteria established by the Committee at the time of grant for the applicable Performance Period is less than the targets for such criteria established by the Committee at the time of grant.

       (iii) In no event shall the Performance Period be reduced to less than two years or increased to more than eight years from the date of grant.

       (iv) In the event that the Performance Period is shorter than the period described in Section 8(a), a grantee shall receive the payment of the amount credited to his account at the end of the applicable Performance Period and any portion of the Dividend Equivalent Amount not yet so credited to his account shall be paid on the Corporation's normal dividend payment dates until the grantee's Dividend Equivalent Amount for the period described in Section 8(a) is fully paid to the grantee.

     (c) Timing of Payment of Dividend Equivalents. Except as otherwise determined by the Committee in the event of a grantee's termination from employment prior to the end of the applicable Performance Period, no payments of the Dividend Equivalent Amount shall be made until the end of the applicable Performance Period and no payments shall be made to any grantee whose employment by the Corporation or a subsidiary terminates prior to the end of the applicable Performance Period for any reason other than retirement under the Corporation's or a subsidiary's retirement plan, death or total disability (as defined in section 22(e)(3) of the Code). Subject to Section 8(b)(iv), as soon as practicable after the end of such Performance Period, unless a grantee shall have made an election under Section 8(f) to defer receipt of any portion of such amount, a grantee shall receive 100% of the Dividend Equivalent Amount payable to him. Notwithstanding the foregoing, upon a Change of Control of the Corporation, any Dividend Equivalent Amount or portion thereof, which has not, prior to such date, been paid to the grantee or forfeited shall immediately become payable to the grantee without regard to whether the applicable Performance Period has ended.

     (d) Form of Payment. The Committee shall have the sole discretion to determine whether the Corporation's obligation in respect of the payment of a Dividend Equivalent Amount shall be paid solely in credits to be applied toward payment of the option price under then exercisable options, solely in cash or partly in such credits and partly in cash.

     (e) Interest on Dividend Equivalents. From a date which is 45 days after the end of the applicable Performance Period until the date that the Dividend Equivalent Amount payable to the grantee is paid to such grantee, the account maintained by the Corporation in its books and records with respect to such dividend equivalents shall be credited with interest at a market rate determined by the Committee.


     (f) Deferral of Dividend Equivalents. A grantee shall have the right to defer receipt of any Dividend Equivalent Amount payments if he shall elect to do so on or prior to December 31 of the year preceding the beginning of the last full year of the applicable Performance Period (or such other time as the Committee shall determine is appropriate to make such deferral effective under the applicable requirements of federal tax laws). The terms and conditions of any such deferral (including the period of time thereof and any earnings on the deferral) shall be subject to approval by the Committee and all deferrals shall be made on a form provided a grantee for this purpose.


9. Agreement with Grantees


     Each grantee who receives a Grant under the Plan shall enter into an agreement with the Corporation which shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Committee.


10. Transferability of Grants


     (a) Nontransferability of Grants. Only a grantee or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other then incentive stock options, if permitted in any specific case by the Committee in their sole discretion, pursuant to a domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Corporation of his or her right to receive the Grant under the grantee's will or under the applicable laws of descent and distribution.

     (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in the Agreement, that a grantee may transfer nonqualified stock options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the grantee receives no consideration for the transfer of an option and the transferred option shall continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.


11. Funding of the Plan

     This Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Subject to Section 8(e), in no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.


12. Rights of Grantees

     Nothing in this Plan shall entitle any grantee or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any grantee any rights to be retained in the employ of the Corporation, to be retained as a consultant by the Corporation or to be retained as a Non-employee Director by the Corporation.


13. Withholding of Taxes

     The Corporation shall have the right to deduct from all Grants paid in cash any federal, state or local taxes required by law to be withheld with respect to such cash awards. The grantee or other person receiving such shares shall be required to pay to the Corporation the amount of any such taxes which the Corporation is required to withhold with respect to such Grants. With respect to Grants of restricted stock or nonqualified stock options, the Corporation shall have the right to require that the grantee make such provision, or furnish the Corporation such authorization as may be necessary or desirable so that the Corporation may satisfy its obligation, under applicable income tax laws, to withhold for income or other taxes due upon or incident to such restricted stock or the exercise of such nonqualified stock options.

     The Committee may adopt such rules, forms and procedures as it considers necessary or desirable to implement such withholding procedures, which rules, forms and procedures shall be binding upon all grantees, and which shall be applied uniformly to all grantees similarly situated.

14. Listing and Registration

     Each Grant shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Grant or the shares subject to the Grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Grant or the issue or purchase of shares thereunder, no such Grant may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.


15. Adjustment of and Changes in Common Stock of the Corporation

     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by Grants made under the Plan, in the purchase prices of outstanding options or the terms and conditions applicable to dividend equivalents.


16. Rights of Grantees

     Neither the grantee nor any personal representative shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any shares related to any Grant or purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such shares have been issued. Notwithstanding the foregoing, a grantee who receives a grant of restricted stock shall have all rights of a shareholder, except as set forth in
Section 7(d), during the Restriction Period, including the right to vote and receive dividends.


17. Change of Control of the Corporation


     As used herein, a "Change of Control" shall be deemed to have taken place if (i) any Person (including any individual, firm, corporation, partnership or other entity except the Corporation or any employee benefit plan of the Corporation or of any Affiliate or Associate, both as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the beneficial owner in the aggregate of 20% or more of the Common Stock of the Corporation then outstanding or (ii) during any twenty-four month period, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period. Notwithstanding the foregoing, a Change in Control shall not be deemed to have taken place under clause (i) of the immediately preceding sentence if (a) such Person becomes the beneficial owner in the aggregate of 20% or more of the Common Stock of the Corporation then outstanding as a result of an inadvertent acquisition by such Person if such Person, as soon as practicable, divests itself of a sufficient amount of its Common Stock so that it no longer owns 20% or more of the Common Stock then outstanding, as determined by the Board of Directors of the Corporation, or (ii) the shares of Common Stock required to be counted in order to meet the 20% minimum threshold described under such clause (i) include any of the shares described in subsections (i) through (vi) of section 2543(b) of the Pennsylvania Business Corporation Law of 1988 (15 Pa.C.S.A.Section2543(b)) as in effect on the date of adoption of the Plan.


18. Amendment and Termination

     (a) The Plan may be amended by the Board of Directors of the Corporation as it shall deem advisable to ensure such qualification and conform to any change in the law or regulations applicable thereto, including such new regulations as may be enacted pertaining to the tax treatment of incentive stock options to be granted under this Plan, or in any other respect that the Board may deem to be in the best interest of the Corporation; provided, however, that the Board may not amend the Plan, without the authorization and approval of the shareholders of this Corporation, if such approval is required by section 422 of the Code or section 162(m) of the Code.

     The Board of Directors shall not amend the Plan if the amendment would cause the Plan or the Grant or exercise of an incentive stock option under the Plan to fail to comply with the requirements of section 422 of the Code including, without limitation, a reduction of the option price set forth in
Section 6(a) or an extension of the period during which an incentive stock option may be exercised as set forth in Section 6(b).

     (b) The Board of Directors of the Corporation may, in its discretion, terminate, or fix a date for the termination of, the Plan. Unless previously terminated, the Plan shall terminate on May 19, 2004 and no Grants shall be made under the Plan after such date.


     (c) A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the grantee consents or unless the Committee acts under Section 19. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under this Section 18 or may be amended by agreement of the Corporation and the grantee consistent with the Plan.


19. Compliance with Law


     The Plan, the exercise of Grants and the obligations of the Corporation to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws, including any applicable federal or Pennsylvania state law, and to approvals by a governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Corporation that the Plan and all transactions under the Plan comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Corporation that the Plan and applicable Grants of stock options under the Plan comply with the applicable provisions of sections 162(m) and 422 of the Code. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

20. Effective Date of the Plan

     The Plan shall be effective as of March 1, 1994, subject to the approval by the Corporation's shareholders within twelve months of such effective date. No Grant shall be made pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but Grants made prior to such tenth anniversary may extend beyond that date. The Plan shall be amended and restated, effective as of March 3, 1998, subject to approval by the Corporation's shareholders within twelve months of such effective date.

------------------------------------------------------------------------------
PROXY

                      PHILADELPHIA SUBURBAN CORPORATION

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      PHILADELPHIA SUBURBAN CORPORATION

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 21, 1998

The undersigned hereby appoints Nicholas DeBenedictis, Roy H. Stahl and Patricia M. Mycek, or a majority of them or any one of them acting singly in the absence of the others, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Philadelphia Suburban Corporation, to be held at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania, 19010, at 10:00 a.m., on Thursday, May 21, 1998 and any adjournments thereof, and, with all powers the undersigned would possess if present, to vote all shares of Common Stock of the undersigned in Philadelphia Suburban Corporation, including any shares held in the Dividend Reinvestment Plan of Philadelphia Suburban Corporation, as designated on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF THE PROXY IS SIGNED, BUT NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 ON THE REVERSE SIDE; FOR THE APPROVAL OF THE 1994 EQUITY COMPENSATION PLAN, AS AMENDED AND RESTATED, SET FORTH IN ITEM 2; AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

          PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD
                         USING THE ENCLOSED ENVELOPE.

                                                    (CONTINUED ON REVERSE SIDE)
------------------------------------------------------------------------------
                           * FOLD AND DETACH HERE  *

------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES:

Please mark
your votes as
indicated in
this example
------------
|          |
|     X    |
------------

1. Election of Directors

FOR all nominees
listed to the right
(except as marked
to the contrary)
   [    ]

WITHHOLD AUTHORITY
to vote for all
nominees listed
to the right
   [    ]

Nominees: Mary C. Carroll, Richard H. Glanton, Esq. and Richard L. Smoot

To withhold authority to vote for any individual nominee while voting for the remainder, write that nominee's name in the space below:


-----------------------------------------------------------------------------

2. Adoption of 1994 Equity Compensation Plan as amended and restated. The Board of Directors recommends that you vote FOR approval of the adoption of the amended and restated Plan.

               FOR             AGAINST            ABSTAIN
               [ ]               [ ]                [ ]

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.


Dated:_________________________________, 1998



--------------------------------------------
Signature


--------------------------------------------
Signature (if held jointly)

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. Executors, Administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

------------------------------------------------------------------------------
                         * FOLD AND DETACH HERE *


Dear Shareholder:

Enclosed are materials relating to Philadelphia Suburban Corporation's 1998 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

One of the concerns frequently expressed by shareholders at the Annual Meeting (and throughout the year) is the cost of mailing duplicate annual reports. In order to respond to this concern, starting this year we are mailing only one annual report to each account. Therefore, if you have more than one account in your name, you will only receive one annual report. You will, however, receive a Proxy Statement for each account. Should you wish to receive additional annual reports, you may do so by calling PSC at 610-527-8000.

Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.


Nicholas DeBenedictis

Chairman & President